SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                BriteSmile, Inc.
             (Exact name of registrant as specified in its charter)

         Utah                                                 87-0410364
---------------------------                                   ----------
(State or other jurisdiction                                I.R.S. Employer
of incorporation or organization)                          Identification No.

                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                  Revised 1997 Stock Option and Incentive Plan
                                       and
                               Consultant Warrants
                            (Full title of the plan)


                                Peter P. Hausback
                             Chief Financial Officer
                                BriteSmile, Inc.
                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:
                             Jeffrey M. Jones, Esq.
                               Wayne D. Swan, Esq.
                          Durham Jones & Pinegar, P.C.
                           Broadway Centre, Suite 900
                                111 East Broadway
                           Salt Lake City, Utah 84111
                                 (801) 415-3000

                         CALCULATION OF REGISTRATION FEE

Title of each                                   Proposed              Proposed maximum
class of                                        maximum               aggregate offering       Amount of
securities to be         Number to be           offering price        price (3)                registration fee(4)
registered               registered(1)          per unit
--------------------     ------------------     -----------------     ---------------------    --------------------

Common Shares, par           85,000 shares      $         13.125       $         1,115,625
value $.001 per               2,000 shares      $         12.375       $            24,750
share, subject to           100,000 shares      $         12.063       $         1,206,300
stock options                 2,000 shares      $          12.00       $            24,000
granted to                   20,000 shares      $          11.25       $           225,000
employees and                 4,000 shares      $          10.80       $            43,200
directors                    32,000 shares      $          10.25       $           328,000
                              3,000 shares      $          10.00       $            30,000
                             50,000 shares      $           9.76       $           488,000
                            100,000 shares      $           9.68       $           968,000
                              2,000 shares      $           9.65       $            19,300
                             50,000 shares      $           9.50       $           475,000
                             40,000 shares      $          9.375       $           375,000
                            295,000 shares      $           9.25       $         2,728,750
                              2,000 shares      $           9.02       $            18,040
                              2,000 shares      $           9.00       $            18,000
                              2,000 shares      $          8.875       $            17,750
                              2,000 shares      $           8.62       $            17,240
                             22,000 shares      $           8.50       $           187,000
                              2,000 shares      $          8.375       $            16,750
                            100,000 shares      $           8.23       $           823,000
                             10,000 shares      $           8.20       $            82,000
                             22,000 shares      $          8.063       $           177,386
                             85,000 shares      $           8.00       $           680,000
                              5,000 shares      $           7.50       $            37,500
                             30,000 shares      $           7.48       $           224,400
                             75,000 shares      $          7.188       $           539,100
                             30,000 shares      $          7.125       $           213,750
                             22,000 shares      $           6.75       $           148,500
                             35,000 shares      $           6.25       $           218,750
                            115,000 shares      $          6.031       $           693,565
                            309,000 shares      $          5.875       $         1,815,375
                             75,000 shares      $           5.55       $           416,250
                              2,000 shares      $          5.063       $            10,126
                             20,000 shares      $           5.00       $           100,000
                             53,192 shares      $          4.938       $           262,662
                              6,000 shares      $          4.813       $            28,878
                              4,000 shares      $           4.75       $            19,000
                            228,000 shares      $           4.70       $         1,306,600
                            197,000 shares      $           4.44       $           874,680
                              2,000 shares      $           4.42       $             8,840
                            141,500 shares      $          4.375       $           619,062
                              7,500 shares      $           4.13       $            30,975

Title of each                                   Proposed                 Proposed maximum
class of                                        maximum                  aggregate offering      Amount of
securities to be              Number to be      offering price           price (3)               registration
registered                   registered(1)      per unit                                         fee(4)
--------------------     ------------------     -----------------        --------------------    ------------------

                            150,000 shares      $           3.50         $          525,000


Common Shares, par           70,000 shares      $          11.25         $          787,500
value $.001 per              24,000 shares      $          10.00         $          240,000
share, subject to           100,000 shares      $          4.688         $          468,800
stock options or             50,000 shares      $           1.50         $           75,000
warrants granted            150,000 shares      $           1.41  (2)    $          211,500
or to be granted            100,000 shares      $           5.55                    555,000
to consultants
pursuant to
written
compensation
agreements


Common Shares, par          458,808 shares      $        1.41(2)         $          646,919
value $.001 per
share, subject to
stock awards,
stock options or
warrants to be
granted to
officers,
directors or
consultants
pursuant to the
Company's Revised
1997 Stock Option
Plan

Title of each                                   Proposed              Proposed maximum
class of                                        maximum               aggregate offering         Amount of
securities to be              Number to be      offering price        price (3)                  registration
registered                   registered(1)      per unit                                         fee(4)
--------------------     ------------------     -----------------     ---------------------      ------------------



                                 3,494,000                 Total         $21,165,823             $1,947.26

--------------------------------------------------------------------------------
(1) This Registration Statement Amendment also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on August 21, 2002 (within 5 business days prior to the date of filing the registration statement amendment)

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

(4) $92.00 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                                EXPLANATORY NOTE
                         -------------------------------

                  BriteSmile, Inc., a Utah corporation (the "Company") hereby amends its Registration Statement on Form S-8, filed on July 2, 1999 (the "Initial Registration"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating up to 3,000,000 additional shares of Common Stock, par value $.001 per share, to be issued under the BriteSmile, Inc. Revised 1997 Stock Option and Incentive Plan (the "Plan"), and an additional 494,000 shares of Common Stock, par value $.001 per shares, to be issued under various separate consulting agreements. This amendment is being filed by the Company due to amendments to the Plan which have been made effective after the effective date of the Initial Registration.

                           INCORPORATION BY REFERENCE
           OF REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-82283)
           ----------------------------------------------------------

      We incorporate by reference into this Amendment No. 1 to Registration Statement on Form S-8 our previously filed registration statement on Form S-8 (File No. 333-82283).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.  EXHIBITS

Exhibit           Document

4(a) Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc. (the "1997 Plan"), as amended as of June 20, 2001 (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(b) Form of Option Agreement ("Director Option Agreement") between the Company and certain directors of the Company, pursuant to which directors receive options to purchase Common Stock of the Company (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(c) Form of Option Agreement ("Employee Option Agreement") between the Company and certain employees of the Company, pursuant to which employees receive options to purchase Common Stock of the Company (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(d) Form of Consultant Warrant between the Company and certain consultants to the Company (filed herewith).

5 Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common Stock issuable pursuant to the Revised 1997 Stock Option and Incentive Plan (filed herewith).

23(a)             Consent of Ernst & Young LLP (filed herewith).

23(b)             Consent of Durham, Jones & Pinegar, P.C. (included in
                  Exhibit 5).

*                 Power of Attorney (included on signature page).

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Walnut Creek, state of California, on August 22, 2002.


                                            BRITESMILE, INC.

                                            By:  /s/ Peter P. Hausback
                                                -------------------------------
                                                 Peter P. Hausback
                                                 Chief Financial Officer


                                POWER OF ATTORNEY
                                -----------------

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter P. Hausback, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


             Signature                      Title              Date

/s/  Anthony M. Pilaro        Director; Chairman of       June 3, 2002
------------------------      the Board
   Anthony M. Pilaro


/s/   John L. Reed            CEO and Director            August 22, 2002
------------------------
  John L. Reed


/s/   Linda S. Oubre          Director; President,        June 4, 2002
------------------------      Center Division
   Linda S. Oubre

/s/   Bradford Peters         Director                    June 4, 2002
------------------------
   Bradford Peters

/s/   Peter Schechter         Director                    June 4, 2002
------------------------
   Peter Schechter

/s/   Dennis F. Hightower     Director                    June 4, 2002
------------------------
   Dennis F. Hightower

/s/   Peter P. Hausback       Chief Financial Officer     August 22, 2002
------------------------
   Peter P. Hausback

                                  Exhibit Index
                                 --------------

Exhibit           Document

4(a) Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc. (the "1997 Plan"), as amended as of June 20, 2001 (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(b) Form of Option Agreement ("Director Option Agreement") between the Company and certain directors of the Company, pursuant to which directors receive options to purchase Common Stock of the Company (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(c) Form of Option Agreement ("Employee Option Agreement") between the Company and certain employees of the Company, pursuant to which employees receive options to purchase Common Stock of the Company (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001).

4(d) Form of Consultant Warrant between the Company and certain consultants to the Company (filed herewith).

5 Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common Stock issuable pursuant to the Revised 1997 Stock Option and Incentive Plan (filed herewith).

23(a)             Consent of Ernst & Young LLP(filed herewith).

23(b)             Consent of Durham, Jones & Pinegar, P.C. (included in
                  Exhibit 5).

*                 Power of Attorney (included on signature page).